Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Form S-3 dated May 22, 2020 of Akers Biosciences, Inc. and the related Prospectus included therein, of our report dated March 24, 2020, relating to our audit of the consolidated financial statements of Akers Biosciences, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Morison Cogen LLP

Blue Bell, Pennsylvania

May 22, 2020